Exhibit 10.18

COMMUNITYBANK OF TEXAS, NA

Acknowledgment Agreement

This AGREEMENT (this “Agreement”) is entered into effective as of January 1, 2015, by and between CommunityBank of Texas, NA (the “Bank”) and the below indicated key employee (the “Participant”), to acknowledge the following:

WHEREAS, the Participant participates in the CommunityBank of Texas, NA Executive Deferred Compensation Agreement, as amended from time to time (the “Deferred Compensation Agreement”);

WHEREAS, the Bank also sponsors an Incentive Pay Plan (the “Incentive Pay Plan”) for eligible key employees of the Bank;

WHEREAS, effective as of the close of December 31, 2014, the Bank desires to freeze the Participant’s active participation in the Deferred Compensation Agreement, although the Participant’s current balance in his or her Deferral Account and Holdback Account (as applicable) shall continue to be governed by the terms of such Deferred Compensation Agreement; and

WHEREAS, effective for performance periods beginning January 1, 2015, it is desired that the Participant be eligible to participate in the Incentive Pay Plan in accordance with its terms.

NOW, THEREFORE, the Bank and the Participant hereby agree and acknowledge the following:

1.                                      Freeze Participation on a Going Forward Basis. Effective as of the close of December 31, 2014, the Deferred Compensation Agreement shall be frozen so that the Participant shall no longer actively participate therein. Notwithstanding the foregoing, and for purposes of clarity and avoidance of doubt, the Participant’s balance within his or her Deferral Account and/or Holdback Account (as applicable) under the Deferred Compensation Agreement shall continue in accordance with the terms of such Deferred Compensation Agreement, including, for example, any crediting of interest to such account or accounts and any payouts from such account or accounts.

2.                                      Participation in the Incentive Pay Plan. Effective for performance periods beginning January 1, 2015, the Participant shall be eligible to participate in the Incentive Pay Plan in accordance with its terms.

3                                         Entire Agreement, Counterparts, Governing Law. This Agreement constitutes the entire agreement between the Participant and the Bank with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements between the Participant and the Bank with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts. This Agreement and all disputes or controversies arising therefrom, shall be governed by, and construed with, the internal laws of the State of Texas.

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IN WITNESS WHEREOF, the Participant and the Bank have executed this Agreement effective as provided herein.

PARTICIPANT:		COMMUNITYBANK OF TEXAS, NA:

Print Name:	J. Pat Parsons	By:	/s/ Donna Dillon

Sign Name:	/s/ J. Pat Parsons	Its:	EVP & CFO